As filed with the Securities and Exchange Commission on May 16, 2012.
File No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-3487402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
 (Address and Zip Code of Principal Executive Offices)

Denny’s Corporation 2012 Omnibus Incentive Plan
(Full title of the plan)

Timothy E. Flemming
Senior Vice President and General Counsel
Denny’s Corporation
203 East Main Street
Spartanburg, South Carolina 29319-0001
(864) 597-8000
 (Name, Address and Telephone number, including area code, of Agent For Service)

with copy to:

John B. Shannon
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street, NE
Atlanta, Georgia  30309-3424
(404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerate filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☑
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	4,500,000 shares (1)	$3.95 (2)	$17,775,000 (2)	$2,037.02

(1)
Amount to be registered consists of an aggregate of 4,500,000 shares to be issued pursuant to the grant or exercise of awards under the Denny’s Corporation 2012 Omnibus Incentive Plan (the “Plan”), including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Denny’s Corporation common stock reported on The NASDAQ Stock Market on May 9, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

(b) Upon written or oral request, Denny’s Corporation (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Timothy E. Flemming, Senior Vice President and General Counsel of the Company, at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

(1)  The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2011;

(2)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 28, 2011;

(3)  The description of Common Stock contained in the Company’s Registration Statement filed on Form 8-A under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

(4)  All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Denny’s Corporation is a Delaware corporation.  Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer, director, employee or agent actually and reasonably incurs.

The Company’s Restated Certificate of Incorporation and By-Laws provide for exculpation and indemnification of its officers and directors to the full extent permitted under Delaware law.  Specifically, Articles Sixth and Seventh of the Restated Certificate of Incorporation provide for indemnification of officers and directors to the full extent permitted by Section 145 of the DGCL and the elimination of liability of directors to the full extent permitted by Section 102 of the DGCL, and Article 5, Section 14 of the By-Laws provides for indemnification of officers and directors to the full extent permitted by Section 145 of the DGCL.  Consequently, the registrant maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Company hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(Signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spartanburg, state of South Carolina, on this 16th day of May, 2012.

DENNY'S CORPORATION

By:	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy E. Flemming as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Miller	Chief Executive Officer, President and Director	May 16, 2012
John C. Miller	(Principal Executive Officer)

/s/ F. Mark Wolfinger	Executive Vice President, Chief Administrative Officer, Chief Financial Officer and Director	May 16, 2012
F. Mark Wolfinger	(Principal Financial Officer)

/s/ Jay C. Gilmore	Vice President, Chief Accounting Officer and Corporate Controller	May 16, 2012
Jay C. Gilmore	(Principal Accounting Officer)

/s/ Debra Smithart-Oglesby	Director and Chair of the Board of Directors	May 16, 2012
Debra Smithart-Oglesby

/s/ Gregg R. Dedrick	Director	May 16, 2012
Gregg R. Dedrick

/s/ George W. Haywood	Director	May 16, 2012
George W. Haywood

/s/ Brenda J. Lauderback	Director	May 16, 2012
Brenda J. Lauderback

/s/ Robert E. Marks	Director	May 16, 2012
Robert E. Marks

/s/ Louis P. Neeb	Director	May 16, 2012
Louis P. Neeb

/s/ Donald C. Robinson	Director	May 16, 2012
Donald C. Robinson

/s/ Laysha Ward	Director	May 16, 2012
Laysha Ward

 EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Company dated March 3, 2003 (incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 29, 2004).

4.2
Certificate of Amendment to Restated Certificate of Incorporation to Increase Authorized Capitalization dated August 25, 2004 (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on August 27, 2004).

4.3	By-Laws of the Company, effective as of November 11, 2009 (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on November 16, 2009).

5.1	Opinion of J. Scott Melton, Esq., regarding the legality of the securities being registered.

23.1	Consent of J. Scott Melton, Esq. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

99.1	Denny's Corporation 2012 Omnibus Incentive Plan (incorporated herein by reference to Appendix A of the Company's Definitive Proxy Statement filed on April 5, 2012).